UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2026

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 23, 2026, Phathom Pharmaceuticals, Inc. (“Phathom” or the “Company”) announced it has completed enrollment in its Phase 2 pHalcon-EoE-201 clinical trial evaluating VOQUEZNA® (vonoprazan) tablets as an investigational treatment for eosinophilic esophagitis (“EoE”) in adults. The study has enrolled 95 patients at 41 U.S. sites. Topline results are anticipated in the fourth quarter 2026.

The pHalcon-EoE-201 study is a two-part, randomized, double-blind, placebo-controlled Phase 2 study. In Part 1, 95 adults with endoscopically confirmed EoE and dysphagia have been randomized evenly to receive VOQUEZNA 20 mg or placebo once daily for 12 weeks. Patients who complete Part 1 are eligible to enter Part 2, a 12-week extension phase in which all participants receive VOQUEZNA 20 mg once daily. If the Phase 2 pHalcon-EoE-201 study generates positive results, Phathom expects to discuss with FDA potential future development plans in EoE, including pediatric evaluation that could potentially support an extension of regulatory exclusivity.

Forward Looking Statements

This report contains forward-looking statements, including statements regarding: Phathom’s plans, expectations, and goals for development of VOQUEZNA in eosinophilic esophagitis (“EoE”); the potential timeline for reporting top-line results from the pHalcon-EoE-201 study (the “Study”); the potential for the Study to generate positive results and to inform Phathom’s future development strategy in EoE; the potential for the Study to support future discussions with the FDA on a pediatric program and the potential for such a pediatric program to extend regulatory exclusivity; the unmet need for additional options in the treatment of EoE and the potential of vonoprazan as a future treatment option; Phathom’s business strategies, goals, mission and vision; and Phathom’s expectations, forecasts and predictions as to future performance, results and likelihood of success. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “guidance”, or “continue” or the negative of these terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other important factors that may cause Phathom’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: Phathom may encounter issues with conduct of the Study or analysis of results that delay Phathom’s timeline for reporting results; Phathom may receive negative or mixed results from the Study that are not sufficient to advance the program; even if the results of the Study are positive, Phathom may decide not to advance the EoE program or Phathom may not agree with the FDA on a pediatric program or may decide not to conduct a pediatric program in EoE; if Phathom decides to conduct a pediatric program in EoE, the studies it conducts may not meet the requirements or timeline for receiving an extension of Phathom’s regulatory exclusivity for VOQUEZNA; the data from the Study or any future studies Phathom may conduct in EoE may not support the potential for VOQUEZNA as a treatment option in this indication; the success of the EoE program may be impacted by potential safety or tolerability issues, competition from other therapies or treatment approaches, or technical issues; even if the Study and future studies are successful, regulatory authorities may not approve VOQUEZNA for EoE; future cash needs may cause Phathom to change its plans; and any of the foregoing or other factors may negatively impact Phathom’s ability to achieve its plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in Phathom’s filings with the Securities and Exchange Commission (“SEC”), including Phathom’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: June 23, 2026	By:	/s/ Anne Marie Cook
Anne Marie Cook
Chief Legal Officer